Exhibit 10.4

TILT HOLDINGS INC.

AMENDED AND RESTATED 2018 STOCK AND INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

You have been granted the following Restricted Stock Units (“RSUs”) of TILT Holdings Inc. (the “Company”) on ____________ (the “RSUs Grant Date”):

Name of Participant:	[Subject] (the “Participant”)
Total Number of RSUs Granted:
Vesting Dates:	Date (each Business Day coincident with or following the date below, a “Vesting Date”)	Number of RSUs

Vesting Terms:	On each Vesting Date, the Participant must be providing service as a member of the Company.

By your signature and the signature of the Company’s representative below, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Company’s Amended and Restated 2018 Stock and Incentive Plan, as it may be amended from time to time (the “Plan”), and the attached Restricted Stock Unit Award Agreement, both of which are made a part of this document.

PARTICIPANT:	TILT HOLDINGS INC.
By:
Title:

TILT HOLDINGS INC.

AMENDED AND RESTATED 2018 STOCK AND INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

SECTION 1.GRANT OF RESTRICTED STOCK UNITS.

(a)Restricted Stock Units. On the terms and conditions set forth in the Notice of Restricted Stock Unit Grant and this Agreement, the Company grants to the Participant on the RSUs Grant Date the number of RSUs set forth in the Notice of Restricted Stock Unit Grant.

(b)Plan and Defined Terms. These RSUs are granted pursuant to the Plan, a copy of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 8 of this Agreement, unless otherwise defined in Section 2 of the Plan.

SECTION 2.RESTRICTIONS.

(a)No Issuance. In the case of the RSUs, no Shares shall be issued at the RSUs Grant Date.

(b)No Right to Service. Nothing contained in this Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Affiliates, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Affiliate, interferes in any way with the right of the Company or any Affiliate at any time to terminate such employment or service, or affects the right of the Company or any Affiliate to increase or decrease the Participant’s other compensation. Nothing in the preceding sentence, however, is intended to adversely affect any independent contractual right of the Participant without his/her consent thereto.

SECTION 3.NO TRANSFER OR ASSIGNMENT OF RESTRICTED STOCK UNITS.

Except as otherwise provided in this Agreement, the RSUs and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4.VESTING TERMS.

(a)Vesting Dates. The RSUs granted hereby shall vest on each of Vesting Date as set forth in the Notice of Restricted Stock Unit Grant.

(b)Issuance of Shares. Upon vesting of the RSUs on each Vesting Date, the Company shall cause to be issued Shares in accordance with the Vesting Terms set forth in the Notice of Restricted Stock Unit Grant (either in certificate or book entry form, as determined by the Company), registered in the name of the Participant (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). For each vested RSU, the Participant shall receive one Share.

(c)Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the vesting of the RSUs, the Participant, as a condition to the vesting of the RSUs, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Participant shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of the Shares issued upon vesting of the RSUs, which may include withholding the appropriate amount necessary from any compensation paid to Participant.  In addition, the Company, in its discretion, may withhold Shares otherwise issuable to the Participant as a result of the vesting RSUs equal to the amount of value needed by the Company to satisfy its tax withholding obligations.

(d)Issue Price. The issue price for each of the issued Shares upon vesting of the RSUs will be equal to the Fair Market Value of each Share on the date of issuance. The aggregate value of the past services performed for the Company by the Participant in consideration for the Shares will not exceed the Fair Market Value of those services and such amount will equal or exceed the total issue price for the Shares.

SECTION 5.RESERVED.

SECTION 6.ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 4(c) of the Plan, the terms of this Agreement (including, without limitation, the number of Shares subject to the vesting of the RSUs) shall be adjusted as set forth in Section 4(c) of the Plan. In the event that the Company is a party to any corporate transaction, this Agreement may be subject to termination, settlement and/or adjustment as provided in Section 7(b) of the Plan.

SECTION 7.MISCELLANEOUS PROVISIONS.

(a)Rights as a Shareholder. The Participant shall not have any rights as a shareholder with respect to any Shares underlying the RSUs until such time as the Participant becomes entitled to receive such Shares pursuant to the vesting terms set forth in Section 4 and Section 5 of this Agreement.

(b)Compliance Matters. The Company may require from the Participant such investment representation, undertaking or agreement, if any, as the Company may consider necessary in order to comply with applicable laws and policies of any applicable exchange. The Participant understands and acknowledges that the Shares to be issued upon vesting of the RSUs may be issued with transfer restrictions as may be required by applicable securities laws and stock exchange requirements.

(c)No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining the Participant) or of the Participant.

(d)Incorporation of Policies. All compensation awarded under this Agreement shall be subject to the terms of any clawback, noncompetition, confidentiality or nondisclosure policies or agreements as may be in place between the Participant and the Company or any Affiliate from time to time.

(e)Notice. Any notice required by the terms of this Agreement shall be given in writing and notice to the Company shall be deemed effective upon receipt by the Company (i) upon personal delivery, (ii) through registered or certified mail with postage and fees prepaid; or (iii)

through electronic notification using a form and process approved by the Company. If mailed or delivered, notice to the Company shall be addressed to the Company at its principal executive office and notice to the Participant shall be addressed to the address that he or she most recently provided to the Company.

(f)Entire Agreement. The Notice of Restricted Stock Unit Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(g)Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia, as such laws are applied to contracts entered into and performed in the Province of British Columbia.

(h)No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to this Agreement (including, without limitation, to determine the foreign, federal, provincial, state, local, estate and/or gift tax consequences with respect to this grant and any Shares that may be acquired upon vesting of the RSUs). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement and in the Plan) or recommendation with respect to this Agreement. Except for the withholding rights contemplated by this Agreement, the Participant is solely responsible for any and all tax liability that may arise with respect to this grant and any Shares that may be acquired upon vesting of the RSUs.

(i)Investment Intent. The Participant acknowledges that the acquisition of any securities to be issued hereunder is for investment purposes without a view to distribution thereof.

(j)Representations and Warranties of the Participant. By accepting this Agreement, the Participant represents, warrants and acknowledges that he or she has read and understands the Plan and agrees to the terms and conditions thereof and of this Agreement and further agrees and acknowledges that: (i) the effect of certain provisions of the Plan and this Agreement could result in the early forfeiture and termination of unvested RSUs in certain prescribed circumstances; (ii) his or her participation in this grant of RSUs is voluntary; and (iii) that he or she has not been induced to participate in the Plan by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable, with the Company or its Affiliates.

SECTION 8.DEFINITIONS.

In addition to the definitions set forth in the Plan, the following terms shall have the meanings ascribed herein (in the event a conflict exists, the meaning set forth in this Agreement shall prevail):

(a)“Agreement” shall mean this Restricted Stock Unit Award Agreement.

(b)“Business Day” means a day that is not a Saturday, Sunday or statutory holiday in the City of Vancouver, Province of British Columbia.

(c)“Notice of Restricted Stock Unit Grant” shall mean the document so entitled to which this Agreement is attached.